1
Exhibit 32.1
I,

Jeffrey

L.

Harmening,

Chief

Executive

Officer

of

General

Mills,

Inc.

(the

“Company”),

certify,

pursuant

to

Section

906

of

the
Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:
(1)

the Quarterly Report on

Form 10-Q of the Company

for the fiscal quarter ended

February 23, 2025 (the “Report”)

fully complies
with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

and
(2)

the information

contained in

the Report

fairly presents,

in all

material respects,

the financial

condition and

results of

operations
of the Company.
Dated: March 19, 2025
/s/ Jeffrey L. Harmening

Jeffrey L. Harmening
Chief Executive Officer